Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Initial Security, LLC

Audited Consolidated Financial Statements
Independent Auditors’ Report	F-2
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2005, 2004 and 2003	F-4
Consolidated Statements of Changes in Member’s Equity for the Years Ended December 31, 2005, 2004 and 2003	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2005, 2004 and 2003	F-6
Notes to Consolidated Financial Statements	F-7
Interim Consolidated Financial Statements
Interim Consolidated Balance Sheets as of June 30, 2006 (unaudited) and December 31, 2005	F-19
Interim Unaudited Consolidated Statements of Operations for the Six Months Ended June 30, 2006 and 2005	F-20
Interim Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2006 and 2005	F-21
Notes to Interim Unaudited Consolidated Financial Statements	F-22

Independent Auditors’ Report

The Board of Directors and Members
Initial Security, LLC:

We have audited the accompanying consolidated balance sheets of Initial Security, LLC and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in member’s equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Initial Security, LLC and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Antonio, TX
October 2, 2006

INITIAL SECURITY, LLC
Consolidated Balance Sheets
December 31, 2005 and 2004
(In thousands)

	December 31,
	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$9,474	$18,222
Trade accounts receivable, less allowance for doubtful accounts of $670 and $618, in 2005 and 2004, respectively	32,022	25,966
Due from affiliates	4,122	3,735
Inventories	1,198	1,306
Prepaid expenses and other current assets	714	495
Deferred tax asset – current (note 5)	1,091	1,020
Total current assets	48,621	50,744
Property and equipment
Vehicles	2,199	2,962
Office and computer equipment	4,871	4,850
Security and related equipment	1,034	973
	8,104	8,785
Less accumulated depreciation and amortization	(4,630)	(6,151)
Total property and equipment, net	3,474	2,634
Goodwill	1,953	1,953
Intangible assets, net (note 10)	13,765	3,606
Deferred tax asset – long term (note 5)	12,925	12,297
Due from affiliates – long-term (note 4)	6,535	6,871
Total assets	$87,273	$78,105

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Current installments of obligations under capital leases (note 3)	$865	$701
Trade accounts payable	2,124	1,839
Accrued expenses due to affiliates (note 4)	54	2,632
Accrued payroll and related payroll taxes	11,223	11,049
Accrued claims reserves	4,557	4,248
Accrued expenses	1,306	1,436
Acquisition consideration payable (note 2)	746	—
Income taxes payable to affiliate (note 5)	1,088	1,002
Total current liabilities	21,963	22,907
Credit line due to affiliate (note 4)	40,000	26,237
Obligations under capital leases, excluding current installments (note 3)	533	520
Accrued claims reserves – long-term (note 4)	6,535	6,871
Nonqualified retirement plan due to affiliate (note 6)	746	1,501
Total liabilities	69,777	58,036
Total member’s equity	17,496	20,069
Commitments and contingencies (notes 3 and 8)	—	—
Total liabilities and member’s equity	$87,273	$78,105

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Consolidated Statements of Operations
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

	Years Ended December 31,
	2005	2004	2003
Revenues	$226,221	$208,717	$202,682
Cost of revenues	189,363	174,568	169,350
	36,858	34,149	33,332
Selling, general, and administrative expenses	26,491	23,949	23,343
Consulting fees paid to affiliate (note 4)	—	2,532	—
Depreciation and amortization of property and equipment	1,222	1,353	1,391
Amortization of intangible assets	3,171	2,993	3,484
Operating income	5,974	3,322	5,114
Interest expense, net	1,035	779	756
Income before income taxes	4,939	2,543	4,358
Income taxes (note 5)	1,809	828	1,497
Net income	$3,130	$1,715	$2,861

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Consolidated Statements of Changes in Member’s Equity
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

	Years Ended December 31,
	2005	2004	2003
Balance, beginning of year	$20,069	$23,426	$23,465
Net income	3,130	1,715	2,861
Dividends paid to parent (note 4)	(5,703)	(5,072)	(2,900)
Balance, end of year	$17,496	$20,069	$23,426

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Consolidated Statements of Cash Flows
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

	Years Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net income	$3,130	$1,715	$2,861
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,222	1,353	1,391
Provision for doubtful accounts	51	13	(1)
Amortization of intangible assets	3,171	2,993	3,484
Loss on sale of equipment	74	86	66
Impairment on vehicles	—	59	60
Deferred income tax benefit	(699)	(1,134)	(1,432)
Changes in operating assets and liabilities:
Receivables	(6,107)	(3,552)	(1,771)
Proceeds from (advances to) affiliates, net	(51)	(1,283)	(1,017)
Inventories	108	361	113
Other current assets	(173)	(280)	292
Accounts payable and accrued expenses	(1,938)	4,559	825
Income taxes payable	86	20	63
Nonqualified retirement plan	(755)	(631)	(52)
Net cash provided by (used in) operating activities	(1,881)	4,279	4,882
Cash flows from investing activities:
Acquisitions and related adjustments	(13,177)	(132)	(804)
Cash proceeds from sales of assets	55	81	47
Capital expenditures	(892)	(752)	(357)
Net cash used in investing activities	(14,014)	(803)	(1,114)
Cash flows from financing activities:
Principal payments on capital leases	(913)	(1,038)	(1,029)
Principal payments on long-term debt – affiliates	(12,037)	(22,457)	(80,662)
Proceeds from long-term debt – affiliates	25,800	36,500	82,254
Dividends paid	(5,703)	(5,072)	(2,900)
Net cash provided by (used in) financing activities	7,147	7,933	(2,337)
Increase (decrease) in cash and cash equivalents	(8,748)	11,409	1,431
Cash and cash equivalents, beginning of year	18,222	6,813	5,382
Cash and cash equivalents, end of year	$9,474	$18,222	$6,813
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,004	$698	$756
Cash paid to affiliate during the year for taxes	$2,422	$1,943	$2,866
Purchases of vehicles via financing	$1,090	$602	$1,102
Net liabilities acquired in acquisitions	$(153)	$—	$—

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

Initial Security, LLC (Initial Security or the Company), is a wholly-owned subsidiary of Initial Tropical Plants, Inc., a subsidiary of Rentokil Overseas Holding, Ltd., which is a subsidiary of the ultimate parent company, Rentokil Initial, Plc (Rentokil), a United Kingdom corporation. Initial Security is part of Rentokil’s international security services network.

Initial Security provides on-site guard and patrol service in approximately 30 cities throughout the United States. Initial Security’s customers operate in a wide variety of industries. It is not dependent on a single or only a few suppliers.

(b)	Basis of Accounting and Consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of Initial Security, LLC and its wholly-owned subsidiaries, CPS Security, Inc. (CPS), a California corporation and Rentokil, Inc.-Security Services (RISS), a New Jersey corporation. All significant intercompany balances and transactions have been eliminated in the above-mentioned consolidation.

(c)	Cash Equivalents

For purposes of the statement of cash flows, Initial Security considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is Initial Security’s best estimate of the amount of probable credit losses in its existing accounts receivable. Initial Security determines the allowance based on historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Initial Security does not have any off-balance sheet credit exposure related to its customers.

(e)	Inventories

Inventories, consisting principally of uniforms, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (FIFO). The cost of uniforms is expensed to operations based upon the forecasted usage and adjusted annually based upon a physical inventory.

(f)	Property and Equipment

Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets as follows:

Asset	Useful lives
Vehicles	32 to 40 months
Office and computer equipment	5 years
Security and related equipment	5 years

Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. Total depreciation for the years ended December 31, 2005, 2004 and 2003, was $1,222, $1,353, and $1,391, respectively.

In 2005, 2004 and 2003, the Company sold or disposed of vehicles for cash proceeds of $55, $81 and $47, respectively, for a net loss of $74, $86 and $66, respectively. The net loss is included in selling, general and administrative expenses on the consolidated statements of operations.

Management determined that certain vehicles are impaired for a total of $0, $59 and $60 as of the year ended December 31, 2005, 2004 and 2003, respectively. The impairment charge is included in selling, general and administrative expenses on the consolidated statements of operations.

(g)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. Management has determined goodwill is not impaired as of December 31, 2005. Additionally, there was no activity in goodwill in 2005 or 2004.

Intangible assets, which consist principally of customer lists, are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Stanley Smith Security, Inc. (SSSI, predecessor to Initial Security) was acquired by Rentokil in 1995. The excess of the purchase price over the carrying value of Initial Security of approximately $35,300 was recorded as an intangible asset that was fully amortized prior to January 1, 2003. The allocation of the excess purchase price was primarily related to the acquisition of customer lists.

(h)	Impairment of Long-Lived Assets

In accordance with FASB Statement No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet. Management has determined no long lived assets are impaired as of December 31, 2005.

(i)	Income Taxes

Initial Security files a consolidated tax return with its parent company. Initial Security has elected to be taxed as a corporation for federal and state income tax purposes. The provision for income taxes in the accompanying consolidated financial statements is computed as if Initial Security had filed a separate return.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A portion of insurance premiums paid by Initial Security to other Rentokil entities is not deductible by Initial Tropical Plants, Inc. in the year paid. Under typical arrangements where premiums are accrued to unrelated insurance providers, such premiums are deductible when economic performance has occurred. Deferred taxes related to this temporary difference are recognized.

The excess of the purchase price paid by Rentokil for Stanley Smith Security, Inc. (the predecessor to Initial Security) over the tax basis of the assets and liabilities acquired represents deductible tax intangibles, which are being amortized for tax purposes over a 15-year period. Deferred taxes are recognized for the excess of the future tax amortization over the carrying amount of the intangibles.

(j)	Use of Estimates

The preparation of the consolidated financial statements requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangibles and goodwill; and valuation allowances for receivables, inventories, and deferred income tax assets. Actual results could differ from those estimates.

(k)	Revenue Recognition

Initial Security recognizes revenue when security services are provided, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Revenue is billed in arrears.

(l)	Advertising

Advertising expense totaling $95, $88 and $84 in 2005, 2004 and 2003, respectively, is charged directly to expense as incurred by the Company.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

(2)	Acquisitions

During the year ended December 31, 2005, Initial Security acquired the assets of two security businesses, OCS Security of Long Island, Inc. (OCS Security) and Smith Nelson, Ltd. (Smith Nelson). OCS Security was acquired in June for $11,250. Smith Nelson was acquired in September for $1,927. The results of the acquirees’ operations have been included in the accompanying consolidated financial statements since the dates of acquisition.

The acquired assets consist principally of intangible assets comprised of customer lists having estimated useful lives of five years. Included in current liabilities in the accompanying consolidated balance sheet as of December 31, 2005 is $746 of remaining consideration payable in connection with the Smith Nelson acquisition. In 2006, the final amount due to Smith Nelson was decreased by $94 which resulted in a reduction in acquisition consideration payable and intangible assets. The final adjusted amount of $652 was paid in full as of June 30, 2006.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition for:

	OCS Security	Smith Nelson
Property and equipment	$209	$—
Other assets	46	—
Intangible assets	11,350	1,980
Total assets acquired	11,605	1,980
Accounts payable and other liabilities	(355)	(53)
Total liabilities assumed	(355)	(53)
Net assets acquired	$11,250	$1,927

During the year ended December 31, 2003, Initial Security acquired the assets of a security business, Amerisec, Inc. (Amerisec). Amerisec was acquired in September 2003 for $1,023. The results of the acquiree’s operations have been included in the accompanying consolidated financial statements since the date of acquisition. The acquired assets consisted principally of intangible assets comprised of customer lists having estimated useful lives of five years.

(3)	Leases

Initial Security is obligated under capital leases for vehicles that expire at various dates during the next forty months. At December 31, the gross amount of vehicles and related accumulated amortization recorded under capital leases were as follows:

	2005	2004	2003
Vehicles	$2,199	$2,962	$3,338
Less accumulated amortization	673	2,029	1,910
	$1,526	$933	$1,428

Amortization of assets held under capital leases is included with depreciation expense.

Initial Security also has several noncancelable operating leases, primarily for office facilities, that expire over the next nine years. These leases generally contain renewal options and require Initial Security to pay all executory costs such as maintenance and insurance. Rental expenses for operating leases (except those with lease terms of a month or less that were not renewed) during December 31, 2005, 2004 and 2003 amounted to $1,958, $1,730, and $1,656, respectively.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2005 are:

	Capital Leases	Operating Leases
Year Ending December 31,
2006	$108	$1,622
2007	324	1,418
2008	937	1,180
2009	313	1,022
2010	—	765
Later years, through 2014	—	964
Total minimum lease payments	1,682	$6,971
Less amount representing interest (at rates ranging from 4.6% to 5%)	284
Present value of net minimum capital lease payments	1,398
Less current installments of obligations under capital leases	865
Obligations under capital leases, excluding current portion	$533

(4)	Transactions With Affiliates

(a)	Financing

As of December 31, 2005 and 2004, unsecured borrowings outstanding under the credit agreement with the U.S. parent were $40,000 and $26,237, respectively. The line of credit is due December 31, 2007. The interest rate at December 31, 2005 was 3% and increased to 5% on January 1, 2006. Interest expense under this agreement amounted to $922, $590 and $514 for the years ended December 31, 2005, 2004 and 2003, respectively.

As of December 31, 2005 and 2004, accrued interest due on the line of credit was $54 and $81, respectively, and is included in the consolidated balance sheets as accrued expenses due to affiliates.

(b)	Dividend

Initial Security paid dividends of $5,703, $5,072 and $2,900 to its parent during the years ended December 31, 2005, 2004 and 2003, respectively.

(c)	Insurance

Initial Security participates in a group insurance arrangement along with other Rentokil entities. Within this arrangement, there are two self-insured programs — one covering workers’ compensation, motor third-party liability, general liability, and professional indemnity, and the other covering property damage and business interruption. Both these programs are fully funded for retained losses other than for the deductibles which Initial Security bears for certain coverages. These are limited to $25 for each general liability/professional indemnity claim and $10 for each property damage claim. Although the employee health and medical insurance is not part of this insurance arrangement, other required coverages are included and these are conventionally insured in the market subject to any policy deductibles for which Initial Security is responsible.

The cost to Initial Security for this coverage totaled $8,207, $7,771, and $7,139 for the years ended December 31, 2005, 2004, 2003, respectively.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

Initial Security has provided for both reported and incurred but not reported costs for the portion of its claims related to the group insurance arrangement on the accompanying consolidated balance sheets. At December 31, 2005 and 2004, approximately $11,018 and $11,034, respectively, is accrued for the estimate of Initial Security’s portion of these claims. These amounts are included in accrued claims reserves on the consolidated balance sheet. The amount of claims recoverable from the affiliated company as of December 31, 2005 and 2004, totaled $10,456 and $10,582, respectively. The amounts recoverable are included in due from affiliates on the consolidated balance sheets.

(d)	Other Transactions

Management of Initial Security performs certain risk and general management duties for Canada Metropol Security, another Rentokil subsidiary, for which Initial Security received $160, $160, and $15 for the years ended December 31, 2005, 2004 and 2003, respectively.

In 2005, 2004 and 2003, Initial Security paid interest of $61, $100 and $103, respectively, to Rentokil for the non-qualified retirement plan.

In 2004, Rentokil charged Initial Security a consulting fee totaling $2,532. The amount is included in accrued expenses due to affiliates on the consolidated balance sheet as of December 31, 2004. The amount was paid in full in 2005. No consulting fees were charged to Initial Security in 2005 or 2003.

(5)	Income Taxes

Income tax expense (benefit) consists of the following:

	Current	Deferred	Total
Year Ended December 31, 2005
U.S. federal	$1,998	$(612)	$1,386
State and local	510	(87)	423
	$2,508	$(699)	$1,809
Year Ended December 31, 2004
U.S. federal	$1,528	$(992)	$536
State and local	434	(142)	292
	$1,962	$(1,134)	$828
Year Ended December 31, 2003
U.S. federal	$2,309	$(1,253)	$1,056
State and local	620	(179)	441
	$2,929	$(1,432)	$1,497

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

Income tax expense was $1,809, $828, and $1,497 for the years ended December 31, 2005, 2004 and 2003, respectively and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income. The reconciliation of the U.S. federal income tax rate to tax expense is as follows:

	2005	2004	2003
Computed ‘‘expected’’ tax expense	$1,729	$890	$1,525
Increase (reduction) in income taxes resulting from:
Tax credits applied	(180)	(227)	(286)
State and local income taxes, net of federal income tax benefit	244	140	224
Other, net	16	25	34
	$1,809	$828	$1,497

The significant components of deferred income tax benefit are as follows for the years ended December 31:

	2005	2004	2003
Depreciation	$228	$48	$(6)
Amortization of intangible assets	(318)	(176)	41
Accrued vacation and bonus	171	6	39
Allowance for doubtful accounts	21	5	—
Self-insurance reserves	564	992	1,275
Deferred compensation	155	132	109
Other reserves, net	(122)	127	(26)
	$699	$1,134	$1,432

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows at December 31:

	2005	2004
Deferred tax assets:
Intangible assets	$7,886	$8,204
Accrued vacation and bonus	516	345
Allowance for doubtful accounts	268	247
Self-insurance reserves	4,054	3,490
Deferred compensation	1,424	1,269
Other reserves, net	306	428
Total gross deferred tax assets	14,454	13,983
Deferred tax liabilities:
Property and equipment, principally due to differences in depreciation	(438)	(666)
Total gross deferred tax liabilities	(438)	(666)
Net deferred tax assets	$14,016	$13,317

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Initial Security will realize the benefits of these deductible differences.

Initial Security prepays its estimated federal and state tax liability to its parent company, which acts as a disbursing agent for Initial Security. No additional amounts are due to or from the parent company for taxes at December 31, 2005.

The income taxes payable balance of $1,088 and $1,002 as of December 31, 2005 and 2004, respectively represents, in part, a reserve for a potential tax deficiency due to the selection of tax method which resulted in acceleration of deferred compensation deductions in prior years. Initial Security filed a voluntary application to correct this method with the Internal Revenue Service in December 2005.

(6)	Retirement Plans

(a)	Nonqualified Retirement Plan

In 2004, Initial Security merged its nonqualified retirement plan into the Rentokil Initial USA Deferred Compensation Plan. Funding of the merger was phased in over a three-year period. At December 31, 2005 and 2004, Initial Security owed $746 and $1,501, respectively, to the Rentokil Initial USA Deferred Compensation Plan and $300 and $324, respectively of 2005 and 2004 employer contributions to qualified and nonqualified retirement plans.

(b)	Defined Contribution Plan

Initial Security sponsors defined contribution plans. Participants may contribute up to 25% of eligible compensation, subject to certain regulatory limitations. During 2005, 2004, and 2003 the Company elected to make matching contributions to participants. The matching contribution is 100% of participant contributions which are applied to a maximum of 4% of each participant’s eligible compensation, or such lower percentage as may be determined at the discretion of the Company. Initial Security contributions charged to operations for the plans were $162, $168 and $183 for the years ended December 31, 2005, 2004 and 2003, respectively.

(c)	Defined Benefit Plan

Initial Security is required to contribute to a defined benefit plan covering a limited number of current and former employees who are members of the New York guard union. Eligibility and benefits vary depending upon the year of hire and benefit accumulation has been suspended. The union agreement provides for funding into the plan on the basis of $0.08 (not in thousands) per hour worked.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

The following table sets forth the plan’s benefit obligations, fair value of plan assets, and funded status for the years ending December 31:

	Pension benefits
	2005	2004	2003
Change in Projected Benefit Obligation
Projected benefit obligations, beginning of year	$(1,077)	$(1,009)	$(999)
Interest cost	(61)	(59)	(61)
Assumption change	(28)	(28)	(27)
Actuarial gain (loss)	11	(17)	45
Benefits paid	47	36	33
Projected benefit obligations, end of year	(1,108)	(1,077)	(1,009)

	Pension benefits
	2005	2004	2003
Change in Plan Assets
Plan assets at fair value, beginning of year	$1,014	$887	$748
Expected return	74	65	55
Asset gain (loss)	(115)	13	48
Company contributions	94	85	69
Benefits paid	(47)	(36)	(33)
Plan assets at fair value, end of year	1,020	1,014	887
Funded status	$(88)	$(63)	$(122)

The accumulated benefit obligation for the pension plan was $1,108, $1,077 and $1,009 at December 31, 2005, 2004 and 2003, respectively.

	Pension benefits
	2005	2004	2003
Net periodic benefit cost recognized consists of:
Interest cost	$61	$59	$61
Return on assets	(75)	(65)	(54)
Amortization of loss	9	7	15
Net periodic benefit (income) cost recognized	$(5)	$1	$22

Weighted-average assumptions used to determine benefit obligations at December 31, 2005, 2004 and 2003 were as follows:

	Pension benefits
	2005	2004	2003
Discount rate	5.50%	5.75%	6.00%
Rate of compensation increase	0.00%	0.00%	0.00%

The actuarial present value of accumulated plan benefits is determined by an independent actuary, MRG Actuarial Services, Inc., and is that amount that results from applying actuarial assumptions to adjust the accumulated plan benefits to reflect the time value of money and the probability of payment between the valuation date and the expected date of payment. The measurement date used to determine fair values is December 31 of each year.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

Weighted-average assumptions used to determine the value of the Plan and benefit costs for the years ended December 31, 2005, 2004 and 2003 were as follows:

	Pension benefits
	2005	2004	2003
Discount rate	5.50%	5.75%	6.00%
Expected long-term rate of return on plan assets	7.50%	7.50%	7.50%
Rate of compensation increase	0.00%	0.00%	0.00%
Mortality basis	1983 Group Annuity Mortality Table

The Company’s overall expected long-term rate of return on assets is 7.50%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

Plan Assets

The weighted-average asset allocation of the Company’s pension benefits were as follows at December 31:

	Pension benefits
	2005	2004	2003
Asset Category
Common stocks	59.88%	62.51%	65.15%
Cash and cash equivalents	38.87%	37.01%	10.74%
Government securities	00.00%	00.00%	20.94%
Other	01.25%	00.48%	03.17%
Total	100.00%	100.00%	100.00%

The Company’s investment goals are to maximize returns subject to specific risk management policies. The Company’s investment policies and strategies for the pension benefit plan use target allocations for the individual asset categories. Its risk management policies permit investments in equity and fixed income securities with none over 5% of total assets. The Company addresses diversification by the purchase of no more than 65% equity securities and no less than 35% non-equity securities. These securities are readily marketable and can be sold to fund benefit payment obligations as they become payable.

Cash Flows

The Company expects to contribute $46 to its pension plan in 2006.

The benefits expected to be paid from the pension plan in each year 2006 through 2010 are as follows: $62, $64, $65, $66 and $67, respectively. The aggregate benefits expected to be paid in the five years from 2011 through 2015 are $350. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at December 31 and include estimated future employee service.

(7)	Health Insurance

Initial Security maintains a self-insurance program for major medical, hospitalization and dental coverage for employees and their dependents. Initial Security has provided for both reported and incurred but not reported medical costs in the accompanying consolidated balance sheets. Initial Security has a maximum liability of $50 per employee/dependent per year. Amounts in excess of

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

the stated maximum are covered under a separate policy provided by an insurance company. Accrued expenses at December 31, 2005 and 2004 include approximately $449 and $715, respectively, for the estimate of unpaid costs related to this health insurance program. The amount of claims recoverable from the insurance company as of December 31, 2005 and 2004, totaled $244 and $241, respectively. The amounts recoverable are included in prepaid expenses and other current assets on the consolidated balance sheets.

(8)	Commitments and Contingencies

Initial Security is involved in various suits, claims, and legal activities arising in the ordinary course of its security business. Accruals have been made for losses estimated to be incurred. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Initial Security’s financial position, results of operations, or liquidity.

(9)	Business and Credit Concentrations

Because of the wide diversity of its clients, Initial Security is not exposed to excessive risk in any particular industry or geographic location. No single customer accounted for more than 5% of Initial Security’s revenues.

(10)	Intangible Assets

In 2005, intangible assets consisted of acquired customer lists of $67,344 less accumulated amortization of $53,579. Intangible assets are amortized on a straight-line basis over their estimated lives of five years. Amortization expense for the years ended December 31, 2005, 2004 and 2003, amounted to $3,171, $2,993 and $3,484, respectively.

The estimated amortization expense over the next five years is as follows:

Year Ending December 31,
2006	$3,798
2007	3,051
2008	2,818
2009	2,666
2010	1,432
$13,765

(11)	Subsequent Event

In June 2006, Allied Security Holdings LLC executed a purchase agreement for the membership interests of Initial Security for consideration of approximately $79,175, including estimated fees and expenses of approximately $1,000. The purchase closed on July 20, 2006.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
(In thousands)

(12)	Selected Quarterly Financial Data

The following represents quarterly financial data for Initial Security (unaudited):

	March 31, 2005	June 30, 2005	Sept. 30, 2005	Dec. 31, 2005
Revenues	$51,518	$53,169	$60,266	$61,268
Cost of revenues	44,058	44,746	50,375	50,184
	7,460	8,423	9,891	11,084
Selling, general, and administrative expenses (a)	5,814	6,185	6,815	7,677
Depreciation and amortization of property and equipment	286	287	311	338
Amortization of intangible assets	523	503	1,010	1,135
Operating income	837	1,448	1,755	1,934
Interest expense, net	184	242	296	313
Income before taxes	653	1,206	1,459	1,621
Income tax expense	239	462	523	585
Net income	$414	$744	$936	$1,036

(a)	Selling, general, and administrative expenses include transaction costs of $195 for the quarter ended December 31, 2005 related to the sale of the Company (see note 11 above).

INITIAL SECURITY, LLC
Consolidated Balance Sheets
June 30, 2006 and December 31, 2005
(In thousands)

	Unaudited
	June 30 2006	December 31 2005
ASSETS
Current assets
Cash and cash equivalents	$12,534	$9,474
Trade accounts receivable, less allowance for doubtful accounts of $622 and $670, in 2006 and 2005, respectively	28,427	32,022
Due from affiliates	8,221	4,122
Inventories	1,182	1,198
Prepaid expenses and other current assets	948	714
Deferred tax asset – current (note 5)	937	1,091
Total current assets	52,249	48,621

Property and equipment
Vehicles	2,378	2,199
Office and computer equipment	5,064	4,871
Security and related equipment	1,087	1,034
	8,529	8,104
Less accumulated depreciation and amortization	(5,237)	(4,630)
Total property and equipment, net	3,292	3,474

Goodwill	1,953	1,953
Intangible assets, net (note 10)	11,660	13,765
Deferred tax asset – long-term (note 5)	13,097	12,925
Due from affiliates – long-term (note 4)	7,167	6,535
Total assets	$89,418	$87,273

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Current installments of obligations under capital leases (note 3)	$566	$865
Trade accounts payable	5,977	2,124
Accrued expenses due to affiliates (note 4)	166	54
Accrued payroll and related payroll taxes	10,709	11,223
Accrued claims reserves	4,651	4,557
Accrued expenses	1,340	1,306
Acquisition consideration payable (note 2)	—	746
Income taxes payable to affiliate (note 5)	986	1,088
Total current liabilities	24,395	21,963

Credit line due to affiliate (note 4)	40,000	40,000
Obligations under capital leases, excluding current installments (note 3)	681	533
Accrued claims reserves – long-term (note 4)	7,167	6,535
Nonqualified retirement plan due to affiliate (note 6)	—	746
Total liabilities	72,243	69,777
Total member’s equity	17,175	17,496
Commitments and contingencies (notes 3 and 8)	—	—
Total liabilities and member’s equity	$89,418	$87,273

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Consolidated Statements of Operations
Six Months Ended June 30, 2006 and 2005
(In thousands)

	Unaudited
	2006	2005
Revenues	$119,240	$104,687
Cost of revenues	101,114	88,804
	18,126	15,883
Selling, general, and administrative expenses	14,769	11,999
Depreciation and amortization of property and equipment	680	573
Amortization of intangible assets	2,011	1,026
Operating income	666	2,285
Interest expense, net	1,107	426
Income (loss) before income taxes	(441)	1,859
Income tax expense (benefit) (note 5)	(120)	701
Net income (loss)	$(321)	$1,158

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2006 and 2005
(In thousands)

	Unaudited
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(321)	$1,158
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	680	573
Provision for doubtful accounts	59	16
Amortization of intangible assets	2,011	1,026
Loss (gain) on sale of equipment	39	(41)
Deferred income tax benefit	(18)	(183)
Changes in operating assets and liabilities:
Receivables	3,536	270
Proceeds from (advances to) affiliates, net	(4,731)	(4,000)
Inventories	16	28
Other current assets	(234)	(232)
Accounts payable and accrued expenses	3,465	958
Income taxes payable	(102)	23
Nonqualified retirement plan	(746)	(421)
Net cash provided by (used in) operating activities	3,654	(825)

Cash flows from investing activities:
Acquisitions and related adjustments	94	(11,009)
Cash proceeds from sales of assets	51	53
Capital expenditures	(240)	(535)
Net cash used in investing activities	(95)	(11,491)

Cash flows from financing activities:
Principal payments on capital leases	(499)	(429)
Principal payments on long-term debt – affiliates	—	(19,337)
Proceeds from long-term debt – affiliates	—	25,284
Dividends paid to parent	—	(5,682)
Net cash used in financing activities	(499)	(164)
Increase (decrease) in cash and cash equivalents	3,060	(12,480)

Cash and cash equivalents, beginning of period	9,474	18,222

Cash and cash equivalents, end of period	$12,534	$5,742

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$995	$424
Cash paid to affiliate during the period for taxes	$—	$862
Vehicles financed by capital leases	$348	$506

See accompanying notes to the consolidated financial statements.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(1)    Summary of Significant Accounting Policies and Practices

(a)	Description of Business

Initial Security, LLC (Initial Security or the Company), is a wholly-owned subsidiary of Initial Tropical Plants, Inc., a subsidiary of Rentokil Overseas Holding, Ltd., which is a subsidiary of the ultimate parent company, Rentokil Initial, Plc (Rentokil), a United Kingdom corporation. Initial Security is part of Rentokil’s international security services network.

Initial Security provides on-site guard and patrol service in approximately 30 cities throughout the United States. Initial Security’s customers operate in a wide variety of industries. It is not dependent on a single or only a few suppliers.

(b)	Basis of Accounting and Consolidation

The accompanying unaudited consolidated financial statements are prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America. In the opinion of management of Initial Security, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the consolidated financial position of the Company at June 30, 2006, the consolidated results of operations for the six months ended June 30, 2006 and 2005 and the consolidated cash flows for the six months ended June 30, 2006 and 2005. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full calendar year. The consolidated financial statements include the accounts of Initial Security, LLC and its wholly-owned subsidiaries, CPS Security, Inc. (CPS), a California corporation and Rentokil, Inc.-Security Services (RISS), a New Jersey corporation. All significant intercompany balances and transactions have been eliminated in the above-mentioned consolidation.

(c)	Cash Equivalents

For purposes of the statement of cash flows, Initial Security considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is Initial Security’s best estimate of the amount of probable credit losses in its existing accounts receivable. Initial Security determines the allowance based on historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Initial Security does not have any off-balance sheet credit exposure related to its customers.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(e)	Inventories

Inventories, consisting principally of uniforms, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (FIFO). The cost of uniforms is expensed to operations based upon the forecasted usage and adjusted annually based upon a physical inventory.

(f)	Property and Equipment

Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments.

Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets as follows:

Asset	Useful lives
Vehicles	32 to 40 months
Office and computer equipment	5 years
Security and related equipment	5 years

Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. Total depreciation for the six months ended June 30, 2006 and 2005 was $680 and $573, respectively.

For the six months ended June 30, 2006 and 2005, the Company sold or disposed of property and equipment for cash proceeds of $51 and $53, respectively, for a net gain (loss) of ($39) and $41, respectively. The net gain (loss) is included in selling, general and administrative expenses on the consolidated statements of operations.

(g)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. Management has determined goodwill is not impaired as of December 31, 2005. Additionally, there was no activity in goodwill in 2006 or 2005.

Intangible assets, which consist principally of customer lists, are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Stanley Smith Security, Inc. (SSSI, predecessor to Initial Security) was acquired by Rentokil in 1995. The excess of the purchase price over the carrying value of Initial Security of approximately $35,300 was recorded as an intangible asset that was fully amortized prior to January 1, 2003. The allocation of the excess purchase price was primarily related to the acquisition of customer lists.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(h)	Impairment of Long-Lived Assets

In accordance with FASB Statement No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet. Management has determined no long lived assets are impaired as of June 30, 2006.

(i)	Income Taxes

Initial Security files a consolidated tax return with its parent company. Initial Security has elected to be taxed as a corporation for federal and state income tax purposes. The provision for income taxes in the accompanying consolidated financial statements is computed as if Initial Security had filed a separate tax return.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A portion of insurance premiums paid by Initial Security to other Rentokil entities is not deductible by Initial Tropical Plants, Inc. in the year paid. Under typical arrangements where premiums are accrued to unrelated insurance providers, such premiums are deductible when economic performance has occurred. Deferred taxes related to this temporary difference are recognized.

The excess of the purchase price paid by Rentokil for Stanley Smith Security, Inc. (the predecessor to Initial Security) over the tax basis of the assets and liabilities acquired represents deductible tax intangibles, which are being amortized for tax purposes over a 15-year period. Deferred taxes are recognized for the excess of the future tax amortization over the carrying amount of the intangibles.

(j)	Use of Estimates

The preparation of the consolidated financial statements requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangibles and goodwill; and valuation allowances for receivables, inventories, and deferred income tax assets. Actual results could differ from those estimates.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(k)	Revenue Recognition

Initial Security recognizes revenue when security services are provided, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Revenue is billed in arrears.

(l)	Advertising

Advertising expense totaling $52 and $53 in 2006 and 2005, respectively, is charged directly to expense as incurred by the Company.

(2)    Acquisitions

During the year ended December 31, 2005, Initial Security acquired the assets of two security businesses, OCS Security of Long Island, Inc. (OCS Security) and Smith Nelson, Ltd. (Smith Nelson). OCS Security was acquired in June for $11,250, of which $241 was paid in July 2005. Smith Nelson was acquired in September for $1,927. The results of the acquirees’ operations have been included in the accompanying consolidated financial statements since the dates of acquisition.

The acquired assets consist principally of intangible assets comprised of customer lists having estimated useful lives of five years. Included in current liabilities in the accompanying consolidated balance sheet as of December 31, 2005 is $746 of remaining consideration payable in connection with the Smith Nelson acquisition. In 2006, the final amount due to Smith Nelson was decreased by $94 which resulted in a reduction in acquisition consideration payable and intangible assets. The final adjusted amount of $652 was paid in full as of June 30, 2006.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition for:

	OCS Security	Smith Nelson
Property and equipment	$209	$—
Other assets	46	—
Intangible assets	11,350	1,980
Total assets acquired	11,605	1,980
Accounts payable and other liabilities	(355)	(53)
Total liabilities assumed	(355)	(53)
Net assets acquired	$11,250	$1,927

No acquisitions were made by Initial Security during the six months ended June 30, 2006.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(3)    Leases

Initial Security is obligated under capital leases for vehicles that expire at various dates during the next forty months. At June 30, 2006 and December 31, 2005, the gross amount of vehicles and related accumulated amortization recorded under capital leases were as follows:

	2006	2005
Vehicles	$2,378	$2,199
Less accumulated amortization	962	673
	$1,416	$1,526

Amortization of assets held under capital leases is included with depreciation expense.

Initial Security also has several noncancelable operating leases, primarily for office facilities, that expire over the next nine years. These leases generally contain renewal options and require Initial Security to pay all executory costs such as maintenance and insurance. Rental expenses for operating leases (except those with lease terms of a month or less and were not renewed) during the six months ended June 30, 2006 and 2005 amounted to $966 and $904, respectively.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of June 30 are:

	Capital Leases	Operating Leases
Year Ending June 30:
2007	$96	$1,498
2008	289	1,296
2009	836	1,116
2010	279	899
2011	—	623
Later years, through 2014	—	688
Total minimum lease payments	1,500	$6,120
Less amount representing interest (at rates ranging from 4.6% to 5%)	253
Present value of net minimum capital lease payments	1,247
Less current installments of obligations under capital leases	566
Obligations under capital leases, excluding current portion	$681

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(4)    Transactions With Affiliates

(a)	Financing

As of June 30, 2006 and December 31, 2005, unsecured borrowings outstanding under a credit agreement with the U.S. parent were $40,000. The line of credit is due December 31, 2007. The interest rate was 5% and 3% as of June 30, 2006 and December 31, 2005, respectively. Interest expense under this agreement amounted to $1,065 and $383 for the six months ended June 30, 2006 and 2005, respectively.

As of June 30, 2006 and December 31, 2005, accrued interest due on the line of credit was $166 and $54, respectively, and is included in the consolidated balance sheets as accrued expenses due to affiliates.

(b)	Dividend

Initial Security paid dividends of $0 and $5,682 to its parent during the six months ended June 30, 2006 and 2005, respectively.

(c)	Insurance

Initial Security participates in a group insurance arrangement along with other Rentokil entities. Within this arrangement, there are two self-insured programs — one covering workers’ compensation, motor third-party liability, general liability, and professional indemnity, and the other covering property damage and business interruption. Both these programs are fully funded for retained losses other than for the deductibles which Initial Security bears for certain coverages. These are limited to $25 for each general liability/professional indemnity claim and $10 for each property damage claim. Although the employee health and medical insurance is not part of this insurance arrangement, other required coverages are included and these are conventionally insured in the market subject to any policy deductibles for which Initial Security is responsible.

The cost to Initial Security for this coverage totaled $8,113, and 8,207 for the six months ended June 30, 2006 and 2005, respectively.

Initial Security has provided for both reported and incurred but not reported costs for the portion of its claims related to the group insurance arrangement on the accompanying consolidated balance sheets. At June 30, 2006 and December 31, 2005, approximately $11,749 and $11,018, respectively, is accrued for the estimate of Initial Security’s portion of these claims. These amounts are included in accrued claims reserves on the consolidated balance sheet. The amount of claims recoverable from the affiliated company as of June 30, 2006 and December 31, 2005, totaled $11,293 and $10,456, respectively. The amounts recoverable are included in due from affiliates on the consolidated balance sheets.

(d)	Other Transactions

Management of Initial Security performs certain risk and general management duties for Canada Metropol Security, another Rentokil subsidiary, for which Initial Security earned $143 and $80 for the six months ended June 30, 2006 and 2005, respectively.

For the six months ended June 30, 2006 and 2005, Initial Security paid interest of $0 and $27, respectively, to Rentokil for the non-qualified retirement plan.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(5)    Income Taxes

Income tax expense (benefit) consists of the following:

	Current	Deferred	Total
Six months ended June 30, 2006
U.S. federal	$(149)	$(16)	$(165)
State and local	47	(2)	45
	$(102)	$(18)	$(120)
Six months ended June 30, 2005
U.S. federal	$699	$(159)	$540
State and local	185	(24)	161
	$884	$(183)	$701

Income tax expense (benefit) was $(120) and $701 for the six months ended June 30, 2006 and 2005, and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income (loss). The reconciliation of the U.S. federal income tax rate to tax expense (benefit) is as follows:

	2006	2005
Computed ‘‘expected’’ tax expense (benefit)	$(154)	$651
Increase (reduction) in income taxes resulting from:
Tax credits applied	—	(71)
State and local income taxes, net of federal income tax benefit	29	97
Other, net	5	24
	$(120)	$701

The significant components of deferred income tax benefit are as follows for the six months ended June 30, 2006 and 2005:

	2006	2005
Depreciation	$114	$114
Amortization of intangible assets	(104)	(326)
Accrued vacation and bonus	47	86
Allowance for doubtful accounts	(6)	10
Self-insurance reserves	162	282
Deferred compensation	—	78
Other reserves, net	(195)	(61)
	$18	$183

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows at June 30, 2006 and December 31, 2005:

	2006	2005
Deferred tax assets:
Intangible assets	$7,782	$7,886
Accrued vacation and bonus	563	516
Allowance for doubtful accounts	262	268
Self-insurance reserves	4,216	4,054
Deferred compensation	1,424	1,424
Other reserves, net	111	306
Total gross deferred tax assets	14,358	14,454
Deferred tax liabilities:
Property and equipment, principally due to differences in depreciation	(324)	(438)
Total gross deferred tax liabilities	(324)	(438)
Net deferred tax assets	$14,034	$14,016

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Initial Security will realize the benefits of these deductible differences.

Initial Security prepays its estimated federal and state tax liability to its parent company, which acts as a disbursing agent for Initial Security. The payable balance of $986 and $1,088 as of June 30, 2006 and December 31, 2005, respectively, represents, in part, a reserve for a potential tax deficiency due to the selection of tax method which resulted in acceleration of deferred compensation deductions in prior years. Initial Security filed a voluntary application to correct this method with the Internal Revenue Service in December 2005.

(6)    Retirement Plans

(a)	Nonqualified Retirement Plan

In 2004, Initial Security merged its nonqualified retirement plan into the Rentokil Initial USA Deferred Compensation Plan. Funding of the merger was phased in over a three-year period. At June 30, 2006 and December 31, 2005, Initial Security owed $0 and $746, respectively, to the Rentokil Initial USA Deferred Compensation Plan and $136 and $300, respectively, of 2006 and 2005 employer contributions to qualified and nonqualified retirement plans.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(b)	Defined Contribution Plan

Initial Security sponsors defined contribution plans. Participants may contribute up to 25% of eligible compensation, subject to certain regulatory limitations. During 2005 and 2006, the Company elected to make matching contributions to participants. The matching contribution is 100% of participant contributions which are applied to a maximum of 4% of each participant’s eligible compensation, or such lower percentage as may be determined at the discretion of the Company. Initial Security contributions charged to operations for the plans were $83 and $80 for the six months ended June 30, 2006 and 2005, respectively.

(c)	Defined Benefit Plan

Initial Security is required to contribute to a defined benefit plan covering a limited number of current and former employees who are members of the New York guard union. Eligibility and benefits vary depending upon the year of hire and benefit accumulation has been suspended. The union agreement provides for funding into the plan on the basis of $0.08 (not in thousands) per hour worked.

The following sets forth the plan’s benefit obligation, fair value of plan assets, and funded status for the year ending December 31, 2005:

Change in Projected Benefit Obligation
Projected benefit obligations, beginning of year	$(1,077)
Interest cost	(61)
Assumption change	(28)
Actuarial gain (loss)	11
Benefits paid	47
Projected benefit obligations, end of year	$(1,108)

Change in Plan Assets
Plan assets at fair value, beginning of year	$1,014
Expected return	74
Asset gain (loss)	(115)
Company contributions	94
Benefits paid	(47)
Plan assets at fair value, end of year	1,020
Funded status	$(88)

The accumulated benefit obligation for the pension plan was $1,108 at December 31, 2005.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

Net periodic benefit cost recognized consists of the following for the year ended December 31, 2005:

Interest cost	$61
Return on assets	(75)
Amortization of loss	9
Net periodic benefit income recognized	$(5)

Weighted-average assumptions used to determine the benefit obligation at December 31, 2005 were as follows:

Discount rate	5.50%
Rate of compensation increase	0.00%

The actuarial present value of accumulated plan benefits is determined by an independent actuary, MRG Actuarial Services, Inc., and is that amount that results from applying actuarial assumptions to adjust the accumulated plan benefits to reflect the time value of money and the probability of payment between the valuation date and the expected date of payment. The measurement date used to determine fair values is December 31 of each year.

Weighted-average assumptions used to determine the value of the Plan and benefit costs for the year ended December 31, 2005 were as follows:

Discount rate	5.50%
Expected long-term rate of return on plan assets	7.50%
Rate of compensation increase	0.00%
Mortality basis	1983 Group Annuity Mortality Table

The Company’s overall expected long-term rate of return on assets is 7.50%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

Plan Assets

The weighted-average asset allocation of the Company’s pension benefit was as follows at December 31, 2005:

Asset Category
Common stocks	59.88%
Cash and cash equivalents	38.87%
Other	01.25%
Total	100.00%

The Company’s investment goals are to maximize returns subject to specific risk management policies. The Company’s investment policies and strategies for the pension benefit plan use target allocations for the individual asset categories. Its risk management policies permit investments in equity and fixed income securities with none over 5% of total assets. The Company addresses diversification by the purchase of no more than 65% equity securities and no less than 35% non-equity securities. These securities are readily marketable and can be sold to fund benefit payment obligations as they become payable.

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

Cash Flows

The Company expects to contribute $46 to its pension plan in 2006.

The benefits expected to be paid from the pension plan in each year 2006 through 2010 are as follows: $62, $64, $65, $66 and $67, respectively. The aggregate benefits expected to be paid in the five years from 2011 through 2015 are $350. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at December 31 and include estimated future employee service.

(7)    Health Insurance

Initial Security maintains a self-insurance program for major medical, hospitalization and dental coverage for employees and their dependents. Initial Security has provided for both reported and incurred but not reported medical costs in the accompanying consolidated balance sheets. Initial Security has a maximum liability of $50 per employee/dependent per year. Amounts in excess of the stated maximum are covered under a separate policy provided by an insurance company. Accrued expenses at June 30, 2006 and December 31, 2005 include approximately $606 and $449, respectively, for the estimate of unpaid costs related to this health insurance program. The amount of claims recoverable from the insurance company as of June 30, 2006 and December 31, 2005, totaled $247 and $244, respectively. The amounts recoverable are included in prepaid expenses and other current assets on the consolidated balance sheets.

(8)    Commitments and Contingencies

Initial Security is involved in various suits, claims, and legal activities arising in the ordinary course of its security business. Accruals have been made for losses estimated to be incurred. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Initial Security’s financial position, results of operations, or liquidity.

(9)    Business and Credit Concentrations

Because of the wide diversity of its clients, Initial Security is not exposed to excessive risk in any particular industry or geographic location. No single customer accounted for more than 5% of Initial Security’s revenues.

(10)   Intangible Assets

As of June 30, 2006, intangible assets consisted of acquired customer lists of $67,250 less accumulated amortization of $55,590. Intangibles are amortized on a straight-line basis over their estimated lives of five years. Amortization expense for the six months ended June 30, 2006 and 2005 totaled $2,011 and $1,026 respectively. The estimated amortization expense over the next five years is as follows:

Year Ending December 31,
2006	$1,776
2007	3,028
2008	2,797
2009	2,644
2010	1,415
$11,660

INITIAL SECURITY, LLC
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2006
(Unaudited)
(In thousands)

(11)   Subsequent Event

In June 2006, Allied Security Holdings LLC executed a purchase agreement for the membership interests of Initial Security for consideration of approximately $79,175, including estimated fees and expenses of approximately $1,000. The purchase closed on July 20, 2006.

(12)   Selected Quarterly Financial Data

The following represents quarterly financial data for Initial Security (unaudited):

	March 31, 2006	June 30, 2006
Revenues	$59,362	$59,878
Cost of revenues	50,631	50,483
	8,731	9,395
Selling, general, and administrative expenses (a)	7,494	7,275
Depreciation and amortization of property and equipment	339	341
Amortization of intangible assets	1,110	901
Operating income (loss)	(212)	878
Interest expense, net	563	544
Income (loss) before income taxes	(775)	334
Income tax expense (benefit)	(304)	184
Net income (loss)	$(471)	$150

(a)	Selling, general, and administrative expenses include transaction costs of $233 and $550 for the quarter ended March 31 and June 30, 2006, respectively, related to the sale of the Company (see note 11 above).